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                                   EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY

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                                                                                                   JURISDICTION
            PARENT                                     SUBSIDIARY                                OF INCORPORATION
-------------------------------      -----------------------------------------------      ------------------------------


American Business Financial
Services, Inc. ("ABFS")              American Business Credit, Inc. ("ABC")                        Pennsylvania
              ABC                    Processing Service Center, Inc.                               Pennsylvania
              ABC                    HomeAmerican Credit, Inc. ("HAC")(1)                          Pennsylvania
              ABC                    HomeAmerican Consumer Discount, Inc.                          Pennsylvania
              ABC                    American Business Leasing, Inc.("ABL")                        Pennsylvania
              ABC                    ABC Holdings Corporation                                      Pennsylvania
              ABC                    American Business Finance Corporation                           Delaware
              ABC                    August Advertising Agency Inc.                                Pennsylvania
           ABC & HAC                 ABFS 1995-1, Inc.                                               Delaware
           ABC & HAC                 ABFS 1995-2, Inc.                                               Delaware
           ABC & HAC                 ABFS 1996-1, Inc.                                               Delaware
           ABC & HAC                 ABFS 1996-2, Inc.                                               Delaware
           ABC & HAC                 ABFS 1997-1, Inc.                                               Delaware

           ABC & HAC                 ABFS 1997-2, Inc.                                               Delaware
     ABC, HAC & New Jersey
    Mortgage and Investment          ABFS 1998-1, Inc.                                               Delaware
        Corp. ("NJMIC")
       ABC, HAC & NJMIC              ABFS 1998-2, Inc.                                               Delaware
              ABC                    NJMIC                                                          New Jersey
              ABC                    Federal Leasing Corp. ("FLC")                                  New Jersey
          ABL and FLC                ABFS 1998-A-1, Inc.                                             Delaware
          ABL and FLC                ABFS 1998-A-2, Inc.                                             Delaware
          ABL and FLC                ABFS Finance LLC                                                Delaware
          ABL and FLC                ABFS Residual LLC                                               Delaware
              FLC                    FLC Financial Corp.                                             Delaware
              FLC                    FLC II Financial Corp.                                          Delaware
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(1) HomeAmerican Credit, Inc. is doing business as Upland Mortgage.